Exhibit 5.1

Hogan Lovells Cadwalader US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T: +1 202 637 5600 F: +1 202 637 5910 www.hlc.com

July 13, 2026

Advance Auto Parts, Inc.

4200 Six Forks Road

Raleigh, North Carolina 27609

The additional registrants listed on Schedule I

To the addressees referred to above:

We are acting as counsel to Advance Auto Parts, Inc., a Delaware corporation (the “Company”), and each of the additional registrants listed on Schedule I hereto under the heading “Covered Guarantors” (the “Covered Guarantors”) and “Non-Covered Guarantors” (the “Non-Covered Guarantors” and, together with the Covered Guarantors, the “Guarantors”), in connection with their registration statement on Form S-3, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of an unlimited amount of one or more series of the following securities: (i) debt securities of the Company (the “Debt Securities”); (ii) guarantees of the Debt Securities issued by the Guarantors (the “Guarantees”); (iii) shares of preferred stock, $0.0001 par value per share, of the Company (the “Preferred Shares”); (iv) shares of common stock, $0.0001 par value per share, of the Company (the “Common Shares”); (v) warrants to purchase Debt Securities (the “Debt Warrants”), Preferred Shares (the “Preferred Stock Warrants”) and Common Shares of the Company (the “Common Stock Warrants”); (vi) Preferred Shares represented by depositary receipts of the Company (the “Depositary Shares”); (vii) stock purchase contracts for Common Shares and Preferred Shares of the Company (the “Purchase Contracts”); and (viii) units (the “Units” and, items (i) through (vii), collectively, the “Securities”) comprised of two or more of any of the Securities, all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Advance Auto Parts, Inc. The additional registrants listed on Schedule I	2	July 13, 2026

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities to be offered from time to time will have been duly authorized and established by proper action of the board of directors (or equivalent) of each of the Company and the Guarantors, or a duly authorized committee of such board of directors (or equivalent) of each of the Company and the Guarantors (“Board Action”), consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s and the Guarantors’ respective organizational documents and applicable California, Delaware, Virginia, New York, Texas, North Carolina or Nevada corporate law, as applicable, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company and the Guarantors, as applicable, or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement shall have become effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending its effectiveness will have been issued and remain in effect; (iii)(a) any senior Debt Securities and senior Guarantees will be issued pursuant to the indenture, dated as of April 29, 2010, among the Company, the Guarantors and each of the other subsidiary guarantors from time to time party thereto and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “Senior Debt Trustee”), filed as Exhibit 4.1 to the Registration Statement (the “Senior Indenture”), as may be supplemented from time to time, and (b) any subordinated Debt Securities and subordinated Guarantees will be issued pursuant to a subordinated indenture that will be entered into between the Company, any applicable guarantors and a designated trustee (the “Subordinated Indenture”); (iv) the indenture under which any Debt Securities are issued has been or will be qualified under the Trust Indenture Act of 1939, as amended; (v) any Debt Warrants will be issued under one or more debt warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (vi) any Preferred Stock Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (vii) any Common Stock Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (viii) prior to any issuance of Preferred Shares or Depositary Shares, appropriate certificates of designation will be accepted for record by the Secretary of State of the State of Delaware; (ix) any Depositary Shares will be issued under one or more deposit agreements by the financial institution identified therein as a depositary, each deposit agreement to be between the Company and the financial institution identified therein as a depositary; (x) any Purchase Contracts will be issued under one or more purchase contract agreements, (xi) any Units will be issued under one or more unit agreements, each to be between the Company and a unit agent; (xii) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (xiii) each of the Company and the Guarantors is and will remain duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; and (ix) the Securities will not be issued in violation of any ownership limit contained in the Company’s or the Guarantors’ respective organizational documents.

To the extent that the obligations of the Company and/or the Guarantors with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that (i) the other party under the indenture for any Debt Securities or Guarantees, the warrant agreement for any Debt Warrants, Preferred Stock Warrants or Common Stock Warrants, the deposit agreement for any Depositary Shares, the purchase contract agreement for any Purchase Contracts, and the unit agreement for any Unit, namely, the trustee, the warrant agent, the depositary, the purchase contract

Advance Auto Parts, Inc. The additional registrants listed on Schedule I	3	July 13, 2026

agent or the unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) such other party is duly qualified to engage in the activities contemplated by such indenture, warrant agreement, deposit agreement, purchase contract agreement or unit agreement, as applicable; (iii) such indenture, warrant agreement, deposit agreement, purchase contract agreement or unit agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; (iv) such other party is in compliance with respect to performance of its obligations under such indenture, warrant agreement, deposit agreement, purchase contract agreement or unit agreement, as applicable, with all applicable laws, rules and regulations; and (v) such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement, deposit agreement, purchase contract agreement or unit agreement, as applicable.

This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinions given in paragraphs (a), (c), (d), (e), (f), (g), (h), (i) and (j), the Delaware General Corporation Law, as amended; (ii) as to the opinion given in paragraph (b) with respect to the Covered Guarantors, the California Corporations Code, as amended, the Delaware General Corporation Law, as amended, the Virginia Stock Corporation Act, as amended, the Virginia Limited Liability Company Act, as amended, the New York Business Corporation Law, as amended, and the Texas Business Organizations Code, as amended; and (iii) as to the opinions given in paragraphs (a), (b), (e), (f), (g), (h), (i), and (j) the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other statutes, rules or regulations (and in particular, we express no opinion as to any effect that such other statutes, rules or regulations may have on the opinions expressed herein).

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a) The Debt Securities (including any Debt Securities duly issued upon the exercise of Debt Warrants), upon due execution and delivery of an indenture relating thereto on behalf of the Company, any applicable guarantors (including the Guarantors) and the trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Company in accordance with the indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.

(b) Assuming due execution, authentication, issuance and delivery of the Debt Securities pursuant to the terms of the indenture and any supplemental indenture relating thereto, the Guarantees relating thereto will constitute valid and binding obligations of the Guarantors.

(c) The Preferred Shares (including any Preferred Shares represented by Depositary Shares or that are duly issued upon the exercise of Preferred Stock Warrants and receipt by the Company of any additional consideration payable upon such exercise), upon due execution and delivery on behalf of the Company of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Company, as the case may be, will be validly issued, fully paid and nonassessable.

Advance Auto Parts, Inc. The additional registrants listed on Schedule I	4	July 13, 2026

(d) The Common Shares (including any Common Shares duly issued upon the exchange or conversion of Debt Securities or Preferred Shares that are exchangeable for or convertible into Common Shares or upon the exercise of Common Stock Warrants and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), upon due execution and delivery on behalf of the Company of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Company, as the case may be, will be validly issued, fully paid and nonassessable.

(e) The Debt Warrants, upon due execution and delivery of a debt warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Debt Warrants by such warrant agent and upon due execution and delivery of the Debt Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(f) The Preferred Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Preferred Stock Warrants by such warrant agent and upon due execution and delivery of the Preferred Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(g) The Common Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Common Stock Warrants by such warrant agent and upon due execution and delivery of the Common Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(h) The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of duly authorized and validly issued Preferred Shares in accordance with the deposit agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.

(i) The Purchase Contracts, upon due execution and delivery of a purchase contract agreement relating thereto on behalf of the Company and the purchase contract agent named therein, and upon due execution and delivery of the Purchase Contracts on behalf of the Company, will constitute valid and binding obligations of the Company.

(j) The Units, upon due execution and delivery of a unit agreement relating thereto on behalf of the Company, and upon due execution and delivery of such Units and the underlying Securities that are components of such Units in accordance with the applicable agreement governing such Securities, and assuming that any underlying Securities not issued by the Company that are components of such Units have been duly and properly authorized for issuance and constitute valid and binding obligations enforceable against the issuer thereof in accordance with their terms, such Units will constitute valid and binding obligations of the Company.

Advance Auto Parts, Inc. The additional registrants listed on Schedule I	5	July 13, 2026

The opinions expressed in paragraphs (a), (b), (e), (f), (g), (i), and (j) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights and remedies (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances and fraudulent, preferential or voidable transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law), including, without limitation, principles limiting the availability of specific performance and injunctive relief.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ HOGAN LOVELLS CADWALADER US LLP

Schedule 1

Guarantors

Covered Guarantors:

Worldwide Auto Parts, Inc., a California corporation

Western Auto of Puerto Rico, Inc., a Delaware corporation

Western Auto of St. Thomas, Inc., a Delaware corporation

Western Auto Supply Company, a Delaware corporation

Advance Stores Company, Incorporated, a Virginia corporation

Advance Auto Business Support, LLC, a Virginia limited liability company

Discount Auto Parts, LLC, a Virginia limited liability company

E-Advance, LLC, a Virginia limited liability company

B.W.P. Distributors, Inc., a New York corporation

Straus-Frank Enterprises LLC, a Texas limited liability company

Non-Covered Guarantors:

General Parts, Inc., a North Carolina corporation

General Parts Distribution LLC, a North Carolina limited liability company

General Parts International, LLC, a North Carolina limited liability company

Golden State Supply LLC, a Nevada limited liability company

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